Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 18, 2017, with respect to the financial statements of Alpine Immune Sciences, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-218134) and related proxy statement/prospectus/information statement of Nivalis Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

June 1, 2017